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                                                                    EXHIBIT XXVI

                    AMENDMENT NO. 1 TO JOINT FILING STATEMENT

         The undersigned hereby agree to amend that certain Joint Filing Statement dated as of November 7, 2000, to remove Prime Financing Limited Partnership, an Illinois limited partnership, Prime Finance, Inc., an Illinois corporation and Prime Group VI, L.P., an Illinois limited partnership, in their status as a group (as defined by Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended), effective as of September 30, 2002.

Dated: September 30, 2002


/s/ Michael W. Reschke
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Michael W. Reschke


PGLP, INC.

By: /s/ Michael W. Reschke
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Name:  Michael W. Reschke
Title: President


PRIME FINANCE, INC.

By: /s/ Michael W. Reschke
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Name:  Michael W. Reschke
Title: President


PRIME GROUP LIMITED PARTNERSHIP

By: /s/ Michael W. Reschke
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Name:  Michael W. Reschke
Title: Managing General Partner


PRIME FINANCING LIMITED PARTNERSHIP

By: Prime Finance, Inc., its managing general
partner

By: /s/ Michael W. Reschke
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Name:  Michael W. Reschke
Title: President



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PRIME GROUP II, L.P.

By: PGLP, Inc., its managing general partner

By: /s/ Michael W. Reschke
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Name:  Michael W. Reschke
Title: President


PRIME GROUP V, L.P.

By: PGLP, Inc., its managing general partner

By: /s/ Michael W. Reschke
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Name:  Michael W. Reschke
Title: President


PRIME GROUP VI, L.P.

By: PGLP, Inc., its managing general partner

By: /s/ Michael W. Reschke
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Name:  Michael W. Reschke
Title: President


THE PRIME GROUP, INC.

By: /s/ Michael W. Reschke
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Name:  Michael W. Reschke
Title: President